Exhibit 99.2

ATC Contact: Brad Singer

Chief Financial Officer and Treasurer

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS THIRD QUARTER 2004 RESULTS

•	Rental and Management segment revenues increased 11% to $174.9 million

•	Rental and Management segment operating profit increased 16% to $121.6 million

•	Adjusted EBITDA increased 15% to $115.7 million

•	Cash provided by operating activities increased 49% to $43.8 million

Boston, Massachusetts – October 28, 2004 – American Tower Corporation (NYSE: AMT) today reported financial results for the quarter ended September 30, 2004, delivering solid growth in Rental and Management segment revenues and operating profit. For the three months ended September 30, 2004, total revenues increased to $199.2 million and income from operations increased to $24.6 million, as compared to $186.9 million and $12.0 million, respectively, for the same period in 2003. Net loss for the third quarter was $55.9 million, or $(0.25) per share, and includes a $48.0 million pre-tax loss on retirement of long-term obligations related to the refinancing of the Company’s 9.375% senior notes and the repurchases of other debt securities described below.

Rental and Management segment revenues increased 11% to $174.9 million and operating profit increased 16% to $121.6 million for the three months ended September 30, 2004, as compared to the same period in 2003. Rental and Management segment revenues and operating profit include approximately $2 million of net non-recurring positive items.

Adjusted EBITDA (“income from operations before depreciation, amortization and accretion and impairments, net loss on sale of long-lived assets and restructuring expense, plus interest income, TV Azteca, net”) increased 15% to $115.7 million for the three months ended September 30, 2004, as compared to the same period in 2003.

Net cash provided by operating activities increased 49% to $43.8 million, and payments for purchase of property and equipment and construction activities decreased 25% to $9.9 million for the three months ended September 30, 2004, as compared to the same period in 2003.

Free cash flow (“Adjusted EBITDA less interest expense and payments for purchase of property and equipment and construction activities”) increased 114% to $40.1 million for the three months ended September 30, 2004, as compared to the same period in 2003.

Jim Taiclet, American Tower’s Chairman and Chief Executive Officer, stated “Our third quarter results reflect the continued strength of our tower rental business. As wireless subscribers and minutes of use continue to grow and new services and applications are deployed, we remain focused on delivering faster, more efficient and higher quality operational execution, which will continue to drive significant revenue and free cash flow growth.

(Continued)

We have also made substantial progress strengthening our financial position during the third quarter with two refinancings that reduce our interest costs and extend maturities. Since the beginning of the year we have refinanced or repurchased over $1 billion of debt, reducing our annual interest expense by approximately $50 million and further accelerating our free cash flow growth.

“The consistency of our operating performance and the strong fundamentals of our customers and the wireless communications industry, combined with the continued improvement in our financial position, give us confidence in our future performance as we look forward to 2005 and beyond.”

Sale of Construction Services

As previously announced in October 2004, the Company signed a definitive agreement to sell its tower construction services unit. As a result of the pending sale, the Company recorded an impairment charge of approximately $2 million during the three months ended September 30, 2004 and will report its tower construction services unit as a discontinued operation, commencing in the fourth quarter of 2004. The sale is expected to close during the fourth quarter of 2004, subject to satisfaction of customary closing conditions. The Company’s network development services segment will continue to provide complementary non-construction services including site acquisition, zoning and permitting, and structural analysis.

Financing Highlights

The Company continued to strengthen its financial position through a combination of strong operational execution and its capital market activities.

As previously announced, in the third quarter of 2004 the Company sold $345 million principal amount of its 3.00% convertible notes due 2012 through an institutional private placement. The Company used the net proceeds of the offering and $47 million of cash on hand to redeem and repurchase a total of $357 million principal amount of the Company’s 9.375% senior notes due 2009 during the third quarter. In addition, the Company completed the sale of $300 million principal amount of 7.125% senior notes due 2012 in October 2004. The Company will use the net proceeds of this financing to fund the redemption in November 2004 of $276 million of its 9.375% senior notes.

In addition, the Company continued to use its free cash flow to repurchase its 12.25% senior subordinated discount notes due 2008, repurchasing a total of $147 million face amount ($85 million of accreted value, net of $7 million fair value discount allocated to warrants) for an aggregate purchase price of $110 million in cash, including $84 million face amount in the third quarter of 2004 and $63 million face amount subsequent to the end of the third quarter. The Company has repurchased a total of $247 million face amount of its 12.25% senior subordinated discount notes to date.

As a result of the Company’s year-to-date note repurchases and refinancings, the Company anticipates saving approximately $50 million in annualized net interest expense. In addition, the Company has recorded a pre-tax loss on retirement of long-term obligations of $48 million in the third quarter of 2004 and has included a pre-tax loss on retirement of long-term obligations of approximately $35 million in its outlook for the fourth quarter of 2004.

The Company reduced its Net Leverage Ratio (“total debt less cash and cash equivalents and restricted cash and investments on hand divided by third quarter annualized Adjusted EBITDA”) to 6.7x as of September 30, 2004.

Fourth Quarter and Full Year 2005 Outlook

The Company’s fourth quarter and full year 2004 and 2005 outlook for each of its operating segments is provided on page 9 of this press release.

(Continued)

4Q04 Highlights

•	The Company has adjusted its Rental and Management segment revenue outlook to $175 million to $177 million, reflecting a modest increase in the low end of the outlook, and increased its Rental and Management segment operating profit outlook to $121 million to $124 million

•	The Company has adjusted its Network Development Services segment outlook to reflect its construction services unit as a discontinued operation

•	The Company has reduced its outlook for interest expense to $58 million to $60 million as a result of refinancing activities and debt repurchases during and subsequent to the third quarter of 2004

•	The Company has reduced its outlook for capital expenditures to $10 million to $15 million

2005 Highlights

•	The Company’s full year 2005 Rental and Management segment revenue and operating profit outlook is based on annual incremental revenue of $43 million to $56 million and approximately 90% or greater cash flow conversion rate

•	The Company’s full year 2005 outlook for interest expense is $220 million to $235 million, including $66 million of non-cash interest

•	The Company’s full year 2005 outlook for capital expenditures is $50 million to $65 million, including $25 million to $35 million for the construction of approximately 100 to 150 new wireless towers, and approximately $25 million to $30 million for tower improvements and augmentation and corporate capital expenditures

Conference Call Information

American Tower will host a conference call today at 10:00 a.m. Eastern to discuss quarterly results and the Company’s outlook for full year 2005. The call will be hosted by Brad Singer, Chief Financial Officer, who will be joined by Jim Taiclet, Chairman and Chief Executive Officer. The dial-in numbers are US/Canada: (877) 235-9047, International: (706) 645-9644 access code 1524219. A replay of the call will be available from 11:00 a.m. Eastern October 28, 2004 until 11:00 p.m. Eastern November 4, 2004. The replay dial-in numbers are US/Canada: (800) 642-1687 and international: (706) 645-9291, access code 1524219. American Tower will also sponsor a live simulcast of the call on its web site, http://investor.americantower.com. A replay of the call will be available on the web site shortly after the conclusion of the call.

American Tower is the leading independent owner, operator and developer of broadcast and wireless communications sites in North America. American Tower operates approximately 15,000 sites in the United States, Mexico, and Brazil, including approximately 300 broadcast tower sites. For more information about American Tower Corporation, please visit our website www.americantower.com.

Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (GAAP) provided throughout this press release, we have presented the following non-GAAP financial measures: Adjusted EBITDA, Free Cash Flow and Net Leverage Ratio. These measures are not intended as substitutes for other measures of financial performance determined in accordance with GAAP. They are presented as additional information because management believes they are useful indicators of the current financial performance of our core businesses. We believe that these measures can assist in comparing company performances on a consistent basis without regard to depreciation and amortization or capital structure. Our concern is that depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors

(Continued)

including historical cost bases are involved. Additionally, interest expense may vary significantly depending on capital structure. Notwithstanding the foregoing, our measures of Adjusted EBITDA, Free Cash Flow and Net Leverage Ratio may not be comparable to similarly titled measures used by other companies. Reconciliations of these measures to GAAP are included on page 10 of this press release. Our results under GAAP are set forth in the financial statements attached as pages 5 to 7 of this press release.

This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, our quarterly and full year 2004 and full year 2005 Outlook, the planned sale of our tower construction services unit and planned future capital expenditures. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) a decrease in demand for tower space would materially and adversely affect our operating results; (2) our substantial leverage and debt service obligations may adversely affect our operating results; (3) restrictive covenants in our loan agreement and indentures could adversely affect our business by further limiting our flexibility; (4) our participation or inability to participate in tower industry consolidation could involve certain risks; (5) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, our revenue and our ability to generate positive cash flows could be adversely affected; (6) due to the long-term expectations of revenue from tenant leases, we are dependent on the creditworthiness of our tenants; (7) our foreign operations are subject to expropriation risk, governmental regulation, funds inaccessibility, and foreign exchange exposure; (8) a substantial portion of our revenues is derived from a small number of customers; (9) new technologies could make our tower antenna leasing services less desirable to potential tenants and result in decreasing revenues; (10) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; and (11) the bankruptcy proceeding of our Verestar subsidiary exposes us to risks and uncertainties. For other important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information under the caption entitled “Factors That May Affect Future Results” in our Form 10-Q for the quarter ended June 30, 2004, which we incorporate herein by reference. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

(Continued)

UNAUDITED CONDENSED

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2004	December 31, 2003
ASSETS
Current Assets:
Cash and cash equivalents	$126,833	$105,465
Restricted cash and investments		170,036
Accounts receivable, net	41,704	57,735
Other current assets	73,203	68,160
Assets held for sale	3,389	10,119

Total current assets	245,129	411,515

Property and equipment, net	2,391,203	2,546,525
Goodwill and other intangible assets, net	1,627,506	1,649,760
Deferred income taxes	516,060	449,180
Notes receivable and other long-term assets	288,536	275,508

Total	$5,068,434	$5,332,488

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$104,833	$107,557
Accrued interest	31,162	59,734
Current portion of long-term obligations	6,722	77,622
Other current liabilities	33,154	41,449
Liabilities held for sale		8,416

Total current liabilities	175,871	294,778

Long-term obligations	3,211,635	3,283,603
Other long-term liabilities	47,037	23,961

Total liabilities	3,434,543	3,602,342

Minority interest in subsidiaries	11,863	18,599

STOCKHOLDERS’ EQUITY
Class A Common Stock	2,267	2,119
Class B Common Stock		70
Class C Common Stock		12
Additional paid-in capital	3,973,893	3,910,879
Accumulated deficit	(2,349,766)	(2,190,447)
Note receivable		(6,720)
Treasury stock	(4,366)	(4,366)

Total stockholders’ equity	1,622,028	1,711,547

Total	$5,068,434	$5,332,488

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
REVENUES:
Rental and management	$174,946	$158,193	$507,109	$456,571
Network development services	24,242	28,681	71,230	67,052

Total operating revenues	199,188	186,874	578,339	523,623

OPERATING EXPENSES:
Rental and management	56,969	56,758	168,186	165,659
Network development services	23,216	26,274	68,213	62,486
Depreciation, amortization and accretion	78,695	77,687	237,754	236,965
Corporate general, administrative and development expense	6,861	6,493	20,391	20,106
Impairments, net loss on sale of long-lived assets and restructuring expense	8,815	7,646	18,102	19,344

Total operating expenses	174,556	174,858	512,646	504,560

INCOME FROM OPERATIONS	24,632	12,016	65,693	19,063

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,584	3,523	10,776	10,553
Interest income	1,166	1,177	3,402	4,033
Interest expense	(65,653)	(68,906)	(202,870)	(211,849)
(Loss) gain on retirement of long-term obligations	(47,951)	3,255	(87,392)	(41,068)
Loss on investments and other expense	(1,787)	(1,449)	(3,886)	(27,050)
Minority interest in net earnings of subsidiaries	(271)	(907)	(2,184)	(2,270)

Total other expense	(110,912)	(63,307)	(282,154)	(267,651)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(86,280)	(51,291)	(216,461)	(248,588)
INCOME TAX BENEFIT	29,076	13,593	56,720	50,453

LOSS FROM CONTINUING OPERATIONS	(57,204)	(37,698)	(159,741)	(198,135)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET	1,300	(15,164)	422	(54,065)

NET LOSS	$(55,904)	$(52,862)	$(159,319)	$(252,200)

BASIC AND DILUTED NET LOSS PER COMMON SHARE AMOUNTS
Loss from continuing operations	$(0.25)	$(0.18)	$(0.72)	$(0.97)
Income (loss) from discontinued operations		(0.07)	0.01	(0.27)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.25)	$(0.25)	$(0.71)	$(1.24)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	224,839	213,788	222,948	204,201

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(159,319)	$(252,200)
Non-cash items reflected in statements of operations	350,853	368,255
(Increase) decrease in assets	(132)	12,546
Decrease in liabilities	(42,239)	(48,576)

Cash provided by operating activities	149,163	80,025

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(28,612)	(45,934)
Payments for acquisitions	(27,843)	(75,990)
Payment for acquisition of Mexico minority interest	(3,947)
Proceeds from sale of businesses and other long-term assets	23,499	74,296
Deposits, investments and other long-term assets	325	(10,048)

Cash used for investing activities	(36,578)	(57,676)

CASH FLOWS USED FOR FINANCING ACTIVITIES:
Proceeds from issuance of debt securities and notes payable	570,000	632,384
Net proceeds from equity offering, stock options and other	23,460	125,205
Repayment of notes payable, credit facility and capital leases	(1,523,835)	(528,745)
Borrowings under credit facility	700,000
Restricted cash and investments	170,036	(283,722)
Deferred financing costs	(30,878)	(28,632)

Cash used for financing activities	(91,217)	(83,510)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	21,368	(61,161)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	105,465	127,292

CASH AND CASH EQUIVALENTS, END OF PERIOD	$126,833	$66,131

CASH PAID FOR INCOME TAXES	$1,902	$1,613

CASH PAID FOR INTEREST	$173,718	$198,658

UNAUDITED SUPPLEMENTAL INFORMATION

SELECTED CAPITAL EXPENDITURE DETAIL

(in millions)	Three Months Ended September 30, 2004
CAPITAL EXPENDITURES (PAYMENTS FOR PURCHASE OF PROPERTY AND EQUIPMENT AND CONSTRUCTION ACTIVITIES)
Discretionary	$3
Improvements/Augumentation	6
Corporate	1

Total	$10

SELECTED INTEREST EXPENSE DETAIL

(in millions)	Three Months Ended September 30, 2004
Credit facility	$7
12.25% Senior subordinated discount notes due 2008	12
Discount amortization of $0.01 warrants expiring 2008	2
9.375% Senior notes due 2009	22
5.0% Convertible notes due 2010	3
3.25% Convertible notes due 2010	2
7.25% Senior subordinated notes due 2011	7
7.50% Senior notes due 2012	4
3.0% Convertible notes due 2012	1
Discount and deferred financing amortization	3
Other	3

Total interest expense	$66

SELECTED BALANCE SHEET DETAIL

(in millions)	September 30, 2004
LONG TERM OBLIGATIONS BREAKOUT, INCLUDING CURRENT PORTION
Term loan A	300
Term loan B	399
12.25% Senior subordinated discount notes due 2008	367
9.375% Senior notes due 2009	636
5.00% Convertible notes due 2010	276
3.25% Convertible notes due 2010	210
7.25% Senior subordinated notes due 2011	400
7.50% Senior notes due 2012	225
3.00% Convertible notes due 2012	344
Other debt	61

Total long term obligations	$3,218

Net debt (Total long term obligations less total cash and cash equivalents)	$3,092

SELECTED SHARE DETAIL

September 30, 2004
TOTAL SHARES OUTSTANDING (in millions)	226.6

SELECTED TOWER PORTFOLIO DETAIL
Three Months Ended September 30, 2004	Owned Wireless Towers	Broadcast Towers	Managed or Lease/Sublease	Total
ACTIVE TOWER COUNTS
Beginning Balance, 7/1/04	13,646	327	719	14,692
New Construction	14	—	—	14
Acquisitions	49	—	—	49
Reductions	(11)	—	(4)	(15)

Ending Balance, 9/30/04	13,698	327	715	14,740

American Tower Corporation Financial Summary

October 28, 2004

(In millions, except per share data)

2004: 4Q AND FULL YEAR OUTLOOK, 2005: FULL YEAR OUTLOOK

The following estimates are based on a number of assumptions that management believes to be reasonable, and reflect the Company’s expectations as of October 28, 2004. Company outlook is based on assumptions about the number of new builds constructed, tenant lease-up and the timing of tower closings. Please refer to the cautionary language regarding “forward-looking” statements included in this press release when considering this information. The Company undertakes no obligation to update this information.

“Segment operating profit” is defined as segment revenues less segment operating expenses before depreciation, amortization and accretion, corporate general administrative and development expense, and impairments, net loss on sale of long-lived assets and restructuring expense. Segment operating profit for rental and management includes interest income, TV Azteca, net.

“Adjusted EBITDA” is defined as income from operations before depreciation, amortization and accretion and impairments, net loss on sale of long-lived assets and restructuring expense, plus interest income, TV Azteca, net.

	Q4 2004 Outlook Ranges			Full Year 2004 Outlook Ranges			2005 Outlook Ranges
Rental and management revenue	$175	to	$177	$682	to	$684	$725	to	$740
Rental and management segment operating profit (Includes interest income, TV Azteca, net)	121	to	124	471	to	474	511	to	523
Services revenue (1)	3	to	4	18	to	19	13	to	17
Services segment operating profit (1)	1	to	1	4	to	4	3	to	5
Total revenue	178	to	181	700	to	703	738	to	757
Total segment operating profit	122	to	125	475	to	478	514	to	528
Corporate and development expense	7	to	6	27	to	26	28	to	25
Adjusted EBITDA	115	to	119	448	to	452	486	to	503
Depreciation, amortization and accretion	79	to	77	313	to	311	315	to	310
Total interest expense	60	to	58	263	to	261	235	to	220
Loss from continuing operations (2)	(48)	to	(43)	(203)	to	(198)	(66)	to	(42)
Basic and diluted net loss per common share from continuing operations	(0.21)	to	(0.19)	(0.91)	to	(0.89)	(0.29)	to	(0.18)
Payments for purchase of property and equipment and construction activities	10	to	15	39	to	44	50	to	65
Non-cash interest expense included in total interest expense above:
Accretion of 12.25% senior subordinated notes due 2008	$11	to	$11	$51	to	51	$46	to	$46
Accretion of warrants discount	2	to	2	8	to	8	7	to	7
Amortization of deferred financing fees	3	to	3	15	to	15	13	to	13

Total non-cash interest expense	$16	to	$16	$74	to	$74	$66	to	$66

RECONCILIATION OF OUTLOOK TO GAAP MEASURES (3)

The reconciliation of loss from continuing operations to Adjusted EBITDA is as follows:

	Q4 2004 Outlook Ranges			Full Year 2004 Outlook Ranges			Full Year 2005 Outlook Ranges
Loss from continuing operations	$(48)	to	$(43)	$(203)	to	$(198)	$(66)	to	$(42)
Interest expense	60	to	58	263	to	261	235	to	220
Depreciation, amortization and accretion	79	to	77	313	to	311	315	to	310
Other, including interest income, loss on retirement of long-term obligations, loss on investment and other expense, and income tax benefit	24	to	27	75	to	78	2	to	15

Adjusted EBITDA	$115	to	$119	$448	to	$452	$486	to	$503

(1)	The Services segment reflects the construction services division as a discontinued operation.

(2)	The 4Q04 Loss from continuing operations includes a $35 million loss from retirement of long-term obligations as a result of our debt repurchases.

(3)	We have not reconciled our adjusted EBITDA outlook to net loss because we do not provide guidance for loss from discontinued operations, net, which is the reconciling item between loss from continuing operations and net loss.

UNAUDITED RECONCILIATIONS TO GAAP MEASURES

In thousands

Third Quarter 2004 and 2003: Adjusted EBITDA and free cash flow

The reconciliation of net loss to adjusted EBITDA and free cash flow is as follows:

	Three Months Ended September 30,
	2004	2003
Net loss	$(55,904)	$(52,862)
(Income) loss from discontinued operations, net	(1,300)	15,164

Loss from continuing operations	(57,204)	(37,698)

Interest expense	65,653	68,906
Interest income	(1,166)	(1,177)
Income tax benefit	(29,076)	(13,593)
Depreciation, amortization and accretion	78,695	77,687
Impairments, net loss on sale of long-lived assets and restructuring expense	8,815	7,646
Loss (gain) on retirement of long-term obligations	47,951	(3,255)
Minority interest in net earnings of subsidiaries	271	907
Loss on investments and other expense	1,787	1,449

Adjusted EBITDA	$115,726	$100,872

Interest expense	(65,653)	(68,906)
Payments for purchase of property and equipment and construction activities	(9,946)	(13,243)

Free cash flow	40,127	18,723

Accretion of 2.25% discount convertible notes due 2009	1	917
Accretion of 12.25% senior subordinated discount notes due 2008	12,176	13,398
Accretion of warrants discount (issued in conjunction with 12.25% notes)	1,872	2,263
Amortization of deferred financing fees	3,378	3,690

Free cash flow, excluding accretion and amortization of deferred financing	$57,554	$38,991

Net Leverage Ratio

The calculation of net leverage for the end of the third quarter 2004 and 2003 is as follows:

	September 30,
	2004	2003
Cash and cash equivalents	$126,833	$66,131
Restricted cash and investments	—	283,722

Total cash and cash equivalents	126,833	349,853

Current portion of long-term obligations	6,722	185,732
Long-term obligations	3,211,635	3,304,866

Total debt	3,218,357	3,490,598

Net debt (Total debt less total cash and cash equivalents)	3,091,524	3,140,745
Respective 3Q Adjusted EBITDA	115,726	100,872
	x 4	x 4

Respective 3Q Annualized Adjusted EBITDA	$462,904	$403,488

Net Leverage Ratio (Net debt divided by respective 3Q annualized Adjusted EBITDA)	6.7x	7.8x

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